Exhibit 99.1

Fox Factory Holding Corp. Reports First Quarter Fiscal 2024 Financial Results
DULUTH, Georgia, May 3, 2024 - Fox Factory Holding Corp. (NASDAQ: FOXF) (“FOX” or the “Company”), a premium brand and a global leader in the design, engineering and manufacturing of performance-defining products and systems for customers worldwide, today reported financial results for the first fiscal quarter ended March 29, 2024.

First Quarter Fiscal 2024 Highlights
•Strategic diversification, demonstrated as the mix of aftermarket sales, increased to 59% of net sales from 46% in the prior year quarter
•New product launches ramp led by the first Fox Factory’s branded off-road upfitted truck, model year ’25 bike releases and the introduction of side-by-side upfits
•Net sales for the first quarter of fiscal 2024 were $333.5 million and in line with expectations
•Loss per diluted share for the first quarter of fiscal 2024 was $0.08, and adjusted earnings per diluted share was $0.29 and above our expectations
•Net income margin decreased 220 basis points sequentially from 1.2% in the fourth quarter of fiscal 2023
•Adjusted EBITDA margin improved sequentially to 12.1% from 11.7% due to the strength of aftermarket sales

Management Commentary
“We delivered net sales that were in line with our expectations and adjusted EPS that exceeded our plan,” commented Mike Dennison, FOX’s Chief Executive Officer. “While the OEMs that we serve continue to face unique challenges in the near-term, we remain focused on delivering long term growth through our uncompromising commitment to innovation and product development while also being vigilant on managing costs and improving our balance sheet in the short term.”
Mr. Dennison continued, “We continue to expect sequential growth in the second quarter and further acceleration in the second half of fiscal 2024 due to new product launches that are led by our first Fox Factory-branded off-road upfitted truck, model year ’25 bike releases, which are showing signs of improvement, and the introduction of side-by-side upfits. However, we are narrowing our full year fiscal 2024 outlook towards the bottom-half of our previous range, effectively removing the upside scenario from our plan to align with the market’s latest expectations that interest rate relief will be pushed out beyond fiscal 2024. Our entire team at Fox Factory remains focused on controlling the aspects of the business that we can, including expense controls and productivity optimization, in order to improve margins while keeping our business positioned to reaccelerate growth as macro conditions improve.”

First Quarter 2024 Results
Net sales for the first quarter of fiscal 2024 were $333.5 million, a decrease of 16.6%, as compared to net sales of $399.9 million in the first quarter of fiscal 2023. This decrease reflects a $36.9 million or 26.6% decrease in Aftermarket Applications Group (“AAG”) net sales, a $24.1 million or 17.0% decrease in Powered Vehicles Group (“PVG”), and a $5.4 million or 4.5% decrease in Specialty Sports Group (“SSG”) net sales. The decrease in AAG net sales from $138.7 million to $101.9 million is driven by lower upfitting sales due to product mix and higher interest rates impacting industry dealers and consumers. The decrease in PVG net sales from $142.2 million to $118.1 million is primarily due to lower industry demand in Power Sports because of higher interest rates. The decrease in SSG net sales from $118.9 million to $113.5 million is primarily related to a reduction in Bike sales of $65.0 million because of the ongoing channel inventory recalibration and, to a lesser extent, lower end consumer demand, offset by the inclusion of $59.6 million in net sales from Marucci which we acquired in November 2023.
Gross margin was 30.9% for the first quarter of fiscal 2024, a 240 basis point decrease from gross margin of 33.3% in the first quarter of fiscal 2023. The decrease in gross margin was primarily driven by a shift in our product line mix and operating leverage on lower volume. Adjusted gross margin, which excludes the effects of amortization of acquired inventory valuation markup, decreased 180 basis points to 32.3% from the same prior fiscal year period.
Total operating expenses were $94.3 million, or 28.3% of net sales, for the first quarter of fiscal 2024, compared to $78.6 million, or 19.7% of net sales in the first quarter of fiscal 2023. Operating expenses increased by $15.7 million primarily due to the inclusion of Marucci operating expenses of $20.8 million and a full fiscal quarter of Custom Wheel House operating expenses. Adjusted operating expenses were $80.3 million, or 24.1% of net sales in the first quarter of fiscal 2024, compared to $70.3 million, or 17.6% of net sales, in the first quarter of the prior fiscal year.
The Company reflected a tax benefit of $1.3 million in the first quarter of fiscal 2024, compared to a tax expense of $9.4 million in the first quarter of fiscal 2023. The decrease in the Company’s income tax expense was primarily due to a decrease in pre-tax income.
Net loss in the first quarter of fiscal 2024 was $3.5 million, compared to net income and net income margin of $41.8 million and 10.4%, respectively, in the first quarter of the prior fiscal year. Loss per diluted share for the first quarter of fiscal 2024 was $0.08, compared to earnings per diluted share of $0.98 for the first quarter of fiscal 2023. Adjusted net income in the first quarter of fiscal 2024 was $11.9 million, or $0.29 of adjusted earnings per diluted share, compared to adjusted net income of $51.0 million, or $1.20 of adjusted earnings per diluted share, in the same period of the prior fiscal year.
Adjusted EBITDA in the first quarter of fiscal 2024 was $40.4 million, compared to $79.2 million in the first quarter of fiscal 2023. Adjusted EBITDA margin in the first quarter of fiscal 2024 was 12.1%, compared to 19.8% in the first quarter of fiscal 2023.
Reconciliations to non-GAAP measures are provided at the end of this press release.

Balance Sheet Summary
As of March 29, 2024, the Company had cash and cash equivalents of $69.6 million, compared to $83.6 million as of December 29, 2023. Inventory was $354.0 million as of March 29, 2024, compared to $371.8 million as of December 29, 2023. As of March 29, 2024, accounts receivable and accounts payable were $164.9 million and $107.7 million, respectively, compared to $171.1 million and $104.2 million, respectively, as of December 29, 2023. Prepaids and other current assets were $177.0 million as of March 29, 2024, compared to $141.5 million as of December 29, 2023. The decrease in cash and cash equivalents was primarily due to debt payments and share repurchases. Inventory decreased by $17.8 million driven by the continuous improvement efforts to optimize inventory levels throughout the organization. The change in accounts receivable reflects the timing of customer collections. The change in accounts payable reflects the timing of vendor payments. The increase in prepaids and other current assets is primarily due to carrying new model year chassis to meet current year production needs for the upfitting product lines and, to a lesser degree, slowing sales of older model years. Total debt was $762.4 million as of March 29, 2024, compared to $743.5 million as of December 29, 2023. During the first quarter of fiscal 2024, the Company incurred additional debt of $70.0 million on the revolver to support its working capital and paid down $48.0 million of the revolver borrowings and $3.6 million on the incremental term A loan.
Second Quarter and Fiscal 2024 Guidance
For the second quarter of fiscal 2024, the Company expects net sales in the range of $340 million to $360 million and adjusted earnings per diluted share in the range of $0.30 to $0.40.
For the fiscal year 2024, the Company expects net sales in the range of $1.53 billion to $1.61 billion, adjusted earnings per diluted share in the range of $2.30 to $2.55, and a full year effective tax rate in the range of 15% to 18%.
Adjusted earnings per diluted share exclude the following items net of applicable tax: amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs. A quantitative reconciliation of adjusted earnings per diluted share for the second quarter and full fiscal year 2024 is not available without unreasonable efforts because management cannot predict, with sufficient certainty, all of the elements necessary to provide such a reconciliation. For the same reasons, the Company is unable to address the probable significance of the unavailable information, which could be material to future results.
Conference Call & Webcast
The Company will hold an investor conference call today at 4:30 p.m. Eastern Time (1:30 p.m. Pacific Time). The conference call dial-in number for North America listeners is (800) 225-9448, and international listeners may dial (203) 518-9708; the conference ID is FOXFQ124 or 36937124. Live audio of the conference call will be simultaneously webcast in the Investor Relations section of the Company’s website at http://www.ridefox.com. The webcast of the teleconference will be archived and available on the Company’s website.
Available Information
Fox Factory Holding Corp. announces material information to the public about Fox Factory Holding Corp. through a variety of means, including filings with the Securities and Exchange Commission, press releases, public conference calls, webcasts, and the investor relations section of its website (https://investor.ridefox.com/investor-relations/default.aspx) in order to achieve broad, non-exclusionary distribution of information to the public and for complying with its disclosure obligations under Regulation FD.

About Fox Factory Holding Corp. (NASDAQ: FOXF)
Fox Factory Holding Corp. is a global leader in the design and manufacturing of premium products that deliver championship-level performance for specialty sports and on and off-road vehicles. Its portfolio of brands, like FOX, Marucci, Method Race Wheels and more, are fueled by unparalleled innovation that continuously earns the trust of professional athletes and passionate enthusiasts all around the world. The Company is a direct supplier of shocks, suspension, and components to leading powered vehicle and bicycle original equipment manufacturers. The company acquires complementary businesses to integrate engineering and manufacturing expertise to reach beyond its core shock and suspension segment, diversifying its product offerings and increasing its market potential. It also provides products in the aftermarket through its global network of retailers and distributors and through direct-to-consumer channels.
FOX is a registered trademark of Fox Factory, Inc. NASDAQ Global Select Market is a registered trademark of The NASDAQ OMX Group, Inc. All rights reserved.

Non-GAAP Financial Measures
In addition to reporting financial measures in accordance with generally accepted accounting principles (“GAAP”), FOX is including in this press release certain non-GAAP financial measures consisting of “adjusted gross profit,” “adjusted gross margin,” “adjusted operating expense,” “adjusted operating margin”, “adjusted net income,” “adjusted earnings per diluted share,” “adjusted EBITDA,” and “adjusted EBITDA margin,” all of which are non-GAAP financial measures. FOX defines adjusted gross profit as gross profit adjusted for the amortization of acquired inventory valuation markups. Adjusted gross margin is defined as adjusted gross profit divided by net sales. FOX defines adjusted operating expense as operating expense adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and certain strategic transformation costs. FOX defines adjusted operating margin as adjusted operating expense divided by net sales. FOX defines adjusted net income as net income adjusted for amortization of purchased intangibles, litigation and settlement-related expenses, acquisition and integration-related expenses, organizational restructuring expenses, and strategic transformation costs, all net of applicable tax. These adjustments are more fully described in the tables included at the end of this press release. Adjusted earnings per diluted share is defined as adjusted net income divided by the weighted average number of diluted shares of common stock outstanding during the period. FOX defines adjusted EBITDA as net income adjusted for interest expense, net other expense, income taxes or tax benefits, amortization of purchased intangibles, depreciation, stock-based compensation, litigation and settlement related expenses, organizational restructuring expenses, acquisition and integration-related expenses and strategic transformation costs that are more fully described in the tables included at the end of this press release. Adjusted EBITDA margin is defined as adjusted EBITDA divided by net sales.
FOX includes these non-GAAP financial measures because it believes they allow investors to better understand and evaluate the Company’s core operating performance and trends. In particular, the exclusion of certain items in calculating the non-GAAP financial measures consisting of adjusted gross profit, adjusted operating expense, adjusted net income and adjusted EBITDA (and accordingly, adjusted gross margin, adjusted earnings per diluted share and adjusted EBITDA margin) can provide a useful measure for period-to-period comparisons of the Company’s core business. These non-GAAP financial measures have limitations as analytical tools, including the fact that such non-GAAP financial measures may not be comparable to similarly titled measures presented by other companies because other companies may calculate adjusted gross profit, adjusted gross margin, adjusted operating expense, adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin differently than FOX does. For more information regarding these non-GAAP financial measures, see the tables included at the end of this press release.

FOX FACTORY HOLDING CORP.
Condensed Consolidated Balance Sheets
(in thousands, except per share data)
(unaudited)

	As of	As of
	March 29, 2024	December 29, 2023

Assets
Current assets:
Cash and cash equivalents	$69,583	$83,642
Accounts receivable (net of allowances of $969 and $1,158 at March 29, 2024 and December 29, 2023, respectively)	164,943	171,060
Inventory	353,980	371,841
Prepaids and other current assets	176,957	141,512
Total current assets	765,463	768,055
Property, plant and equipment, net	237,355	237,192
Lease right-of-use assets	99,797	84,317
Deferred tax assets	20,692	21,297
Goodwill	637,579	636,565
Trademarks and brands, net	271,563	273,293
Customer and distributor relationships, net	178,046	184,269
Core technologies, net	25,014	25,785
Other assets	12,768	11,525
Total assets	$2,248,277	$2,242,298
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$107,693	$104,150
Accrued expenses	101,046	103,400
Current portion of long-term debt	14,286	14,286
Total current liabilities	223,025	221,836
Revolver	392,000	370,000
Term A Loan, less current portion	356,144	359,242
Other liabilities	84,619	69,459
Total liabilities	1,055,788	1,020,537
Stockholders’ equity
Preferred stock, $0.001 par value — 10,000 authorized and no shares issued or outstanding as of March 29, 2024 and December 29, 2023	—	—
Common stock, $0.001 par value — 90,000 authorized; 42,506 shares issued and 41,616 outstanding as of March 29, 2024; 42,844 shares issued and 41,954 outstanding as of December 29, 2023	42	42
Additional paid-in capital	334,860	348,346
Treasury stock, at cost; 890 common shares as of March 29, 2024 and December 29, 2023	(13,754)	(13,754)
Accumulated other comprehensive income	5,833	9,041
Retained earnings	865,508	878,086
Total stockholders’ equity	1,192,489	1,221,761
Total liabilities and stockholders’ equity	$2,248,277	$2,242,298

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	For the three months ended
	March 29, 2024	March 31, 2023
Net sales	$333,472	$399,851
Cost of sales	230,314	266,553
Gross profit	103,158	133,298
Operating expenses:
General and administrative	37,421	33,761
Sales and marketing	31,186	23,669
Research and development	14,439	15,282
Amortization of purchased intangibles	11,237	5,896
Total operating expenses	94,283	78,608
Income from operations	8,875	54,690
Interest expense	13,329	3,521
Other expense, net	309	24
(Loss) Income before income taxes	(4,763)	51,145
(Benefit) provision for income taxes	(1,267)	9,378
Net (loss) income	$(3,496)	$41,767
(Loss) Earnings per share:
Basic	$(0.08)	$0.99
Diluted	$(0.08)	$0.98
Weighted-average shares used to compute earnings per share:
Basic	41,650	42,298
Diluted	41,650	42,496

FOX FACTORY HOLDING CORP.
Condensed Consolidated Statements of Cash Flows
(in thousands)
(unaudited)

	For the three months ended
	March 29, 2024	March 31, 2023
OPERATING ACTIVITIES:
Net (loss) income	$(3,496)	$41,767
Adjustments to reconcile net (loss) income to net cash provided by (used in) operating activities:
Depreciation and amortization	20,451	13,315
Provision for inventory reserve	(20)	2,944
Stock-based compensation	3,906	5,701
Amortization of loan fees	699	226
Amortization of deferred gains on prior swap settlements	(1,063)	(1,063)
Amortization of inventory fair value step-up	4,485	3,064
Loss on disposal of property and equipment	22	25
Deferred taxes	74	51
Changes in operating assets and liabilities, net of effects of acquisitions:
Accounts receivable	5,283	9,350
Inventory	19,963	(11,532)
Income taxes	(757)	(3,973)
Prepaids and other assets	(36,543)	(112,245)
Accounts payable	(2,382)	(6,684)
Accrued expenses and other liabilities	(1,270)	(7,781)
Net cash provided by (used in) operating activities	9,352	(66,835)
INVESTING ACTIVITIES:
Acquisitions of businesses, net of cash acquired	(5,041)	(130,918)
Acquisition of other assets, net of cash acquired	(350)	(2,300)
Purchases of property and equipment	(9,907)	(11,118)
Net cash used in investing activities	(15,298)	(144,336)
FINANCING ACTIVITIES:
Proceeds from revolver	70,000	190,000
Payments on revolver	(48,000)	(30,000)
Repayment of term debt	(3,571)	—
Purchase and retirement of common stock	(25,000)	—
Repurchases from stock compensation program, net	(1,315)	(2,156)
Net cash (used in) provided by financing activities	(7,886)	157,844
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(227)	(31)
CHANGE IN CASH AND CASH EQUIVALENTS	(14,059)	(53,358)
CASH AND CASH EQUIVALENTS—Beginning of period	83,642	145,250
CASH AND CASH EQUIVALENTS—End of period	$69,583	$91,892

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED NET INCOME RECONCILIATION
AND CALCULATION OF ADJUSTED EARNINGS PER SHARE
(in thousands, except per share data)
(unaudited)
The following table provides a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted net income (a non-GAAP measure), and the calculation of adjusted earnings per share (a non-GAAP measure) for the three months ended March 29, 2024 and March 31, 2023. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2024	March 31, 2023
Net (loss) income	$(3,496)	$41,767
Amortization of purchased intangibles	11,237	5,896
Litigation and settlement-related expenses	1,529	978
Other acquisition and integration-related expenses (1)	5,163	4,474
Organizational restructuring expenses (2)	107	—
Strategic transformation costs (3)	432	—
Tax impacts of reconciling items above (4)	(3,047)	(2,081)
Adjusted net income	$11,925	$51,034

Adjusted EPS
Basic	$0.29	$1.21
Diluted	$0.29	$1.20

Weighted average shares used to compute adjusted EPS
Basic	41,650	42,298
Diluted	41,729	42,496
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended
	March 29, 2024	March 31, 2023
Acquisition related costs and expenses	$678	$1,404
Purchase accounting inventory fair value adjustment amortization	4,485	3,070
Other acquisition and integration-related expenses	$5,163	$4,474
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.
(4) Tax impact calculated based on the respective year-to-date effective tax rate.

FOX FACTORY HOLDING CORP.
NET INCOME TO ADJUSTED EBITDA RECONCILIATION AND
NET INCOME MARGIN TO ADJUSTED EBITDA MARGIN RECONCILIATION
(in thousands, except percentages)
(unaudited)
The following tables provide a reconciliation of net income, the most directly comparable financial measure calculated and presented in accordance with GAAP, to adjusted EBITDA (a non-GAAP measure), and a reconciliation of net income margin to adjusted EBITDA margin (a non-GAAP measure) for the three months ended March 29, 2024 and March 31, 2023. These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2024	March 31, 2023
Net (loss) income	$(3,496)	$41,767
(Benefit) provision for income taxes	(1,267)	9,378
Depreciation and amortization	20,451	13,315
Non-cash stock-based compensation	3,906	5,701
Litigation and settlement-related expenses	1,529	978
Other acquisition and integration-related expenses (1)	5,163	4,474
Organizational restructuring expenses (2)	63	—
Strategic transformation costs (3)	432	—
Interest and other expense, net	13,638	3,545
Adjusted EBITDA	$40,419	$79,158

Power Vehicles Group	15,881	17,658
Aftermarket Applications Group	14,869	36,279
Specialty Sports Group	24,057	41,830
Unallocated corporate expenses	(14,388)	(16,609)
Adjusted EBITDA	$40,419	$79,158

	For the three months ended
	March 29, 2024	March 31, 2023
Net income margin	(1.0)%	10.4%
(Benefit) provision for income taxes	(0.4)	2.3
Depreciation and amortization	6.1	3.3
Non-cash stock-based compensation	1.2	1.4
Litigation and settlement-related expenses	0.5	0.2
Other acquisition and integration-related expenses (1)	1.5	1.1
Organizational restructuring expenses (2)	—	—
Interest and other expense, net	4.1	0.9
Adjusted EBITDA Margin	12.1%	19.8%
*Percentages may not foot due to rounding.
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations and the impact of the finished goods inventory valuation adjustment recorded in connection with the purchase of acquired assets, per period as follows:

	For the three months ended
	March 29, 2024	March 31, 2023
Acquisition related costs and expenses	$678	$1,404
Purchase accounting inventory fair value adjustment amortization	4,485	3,070
Other acquisition and integration-related expenses	$5,163	$4,474
(2) Represents expenses associated with various restructuring initiatives, excluding $44 in stock-based compensation for the three month period ended March 29, 2024.
(3) Represents costs associated with various strategic initiatives including the expansion of the Aftermarket Applications Group’s operations.

FOX FACTORY HOLDING CORP.
GROSS PROFIT TO ADJUSTED GROSS PROFIT RECONCILIATION AND
CALCULATION OF GROSS MARGIN AND ADJUSTED GROSS MARGIN
(in thousands)
(unaudited)
The following table provides a reconciliation of gross profit to adjusted gross profit (a non-GAAP measure) for the three months ended March 29, 2024 and March 31, 2023, and the calculation of gross margin and adjusted gross margin (a non-GAAP measure). These non-GAAP financial measures are provided in addition to, and not as alternatives for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2024	March 31, 2023
Net sales	$333,472	$399,851

Gross Profit	$103,158	$133,298
Amortization of acquired inventory valuation markup	4,485	3,070
Adjusted Gross Profit	$107,643	$136,368

Gross Margin	30.9%	33.3%

Adjusted Gross Margin	32.3%	34.1%

FOX FACTORY HOLDING CORP.
OPERATING EXPENSE TO ADJUSTED OPERATING EXPENSE RECONCILIATION AND
CALCULATION OF ADJUSTED OPERATING MARGIN
(in thousands)
(unaudited)
The following tables provide a reconciliation of operating expense to adjusted operating expense (a non-GAAP measure) and the calculations of operating expense as a percentage of net sales and adjusted operating expense as a percentage of net sales (a non-GAAP measure), for the three months ended March 29, 2024 and March 31, 2023. These non-GAAP financial measures are provided in addition to, and not as an alternative for, the Company’s reported GAAP results.

	For the three months ended
	March 29, 2024	March 31, 2023
Net sales	$333,472	$399,851

Operating Expense	$94,283	$78,608
Amortization of purchased intangibles	(11,237)	(5,896)
Litigation and settlement-related expenses	(1,529)	(978)
Other acquisition and integration-related expenses (1)	(678)	(1,404)
Organizational restructuring expenses (2)	(108)	—
Strategic transformation costs (3)	(432)	—
Adjusted operating expense	$80,299	$70,330

Operating expense as a percentage of net sales	28.3%	19.7%

Adjusted operating expense as a percentage of net sales	24.1%	17.6%
(1) Represents various acquisition-related costs and expenses incurred to integrate acquired entities into the Company’s operations.
(2) Represents expenses associated with various restructuring initiatives.
(3) Represents costs associated with various strategic initiatives.

Cautionary Note Regarding Forward-Looking Statements
Certain statements in this press release including earnings guidance may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Forward-looking statements generally relate to future events or the Company’s future financial or operating performance. In some cases, you can identify forward-looking statements because they contain words such as “may,” “might,” “will,” “would,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “likely,” “potential” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Such forward-looking statements include, but are not limited to, statements with regard to expectations related to the acquisition of Marucci and the future performance of Fox and Marucci; the Company’s expected demand for its products; the Company’s execution on its strategy to improve operating efficiencies; the Company’s expectation regarding its operating results and future growth prospects; the Company’s expected future sales and future adjusted earnings per diluted share; and any other statements in this press release that are not of a historical nature. Many important factors may cause the Company’s actual results, events or circumstances to differ materially from those discussed in any such forward-looking statements, including but not limited to: the Company’s ability to complete any acquisition and/or incorporate any acquired assets into its business including, but not limited to, the possibility that the expected synergies and value creation from the Marucci acquisition will not be realized, or will not be realized within the expected time period; the Company’s ability to maintain its suppliers for materials, product parts and vehicle chassis without significant supply chain disruptions; the Company’s ability to improve operating and supply chain efficiencies; the Company’s ability to enforce its intellectual property rights; the Company’s future financial performance, including its sales, cost of sales, gross profit or gross margin, operating expenses, ability to generate positive cash flow and ability to maintain profitability; the Company’s ability to adapt its business model to mitigate the impact of certain changes in tax laws; changes in the relative proportion of profit earned in the numerous jurisdictions in which the Company does business and in tax legislation, case law and other authoritative guidance in those jurisdictions; factors which impact the calculation of the weighted average number of diluted shares of common stock outstanding, including the market price of the Company’s common stock, grants of equity-based awards and the vesting schedules of equity-based awards; the Company’s ability to develop new and innovative products in its current end-markets and to leverage its technologies and brand to expand into new categories and end-markets; the spread of highly infectious or contagious diseases, such as COVID-19, causing disruptions in the U.S. and global economy and disrupting the business activities and operations of our customers, business and operations; the Company’s ability to increase its aftermarket penetration; the Company’s exposure to exchange rate fluctuations; the loss of key customers; strategic transformation costs; the outcome of pending litigation; the possibility that the Company may not be able to accelerate its international growth; the Company’s ability to maintain its premium brand image and high-performance products; the Company’s ability to maintain relationships with the professional athletes and race teams that it sponsors; the possibility that the Company may not be able to selectively add additional dealers and distributors in certain geographic markets; the overall growth of the markets in which the Company competes; the Company’s expectations regarding consumer preferences and its ability to respond to changes in consumer preferences; changes in demand for performance-defining products as well as the Company’s other products; the Company’s loss of key personnel, management and skilled engineers; the Company’s ability to successfully identify, evaluate and manage potential acquisitions and to benefit from such acquisitions; product recalls and product liability claims; the impact of change in China-Taiwan relations on our business, our operations or our supply chain, the impact of the Russian invasion of Ukraine or the Israel-Palestine conflict or rising tension in the Middle East on the global economy, energy supplies and raw materials; future economic or market conditions, including the impact of inflation or the U.S. Federal Reserve’s interest rate increases in response thereto; and the other risks and uncertainties described in “Risk Factors” contained in its Annual Report on Form 10-K for the fiscal year ended December 29, 2023 and filed with the Securities and Exchange Commission on February 23, 2024, or Quarterly Reports on Form 10-Q or otherwise described in the Company’s other filings with the Securities and Exchange Commission. New risks and uncertainties emerge from time to time and it is not possible for the Company to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the Company’s expectations, objectives or plans will be achieved in the timeframe anticipated or at all. Investors are cautioned not to place undue reliance on the Company’s forward-looking statements and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
CONTACT:
ICR
Jeff Sonnek
646-277-1263
Jeff.Sonnek@icrinc.com